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                                  EXHIBIT 99.1


                          CONSENT OF DIRECTOR-NOMINEE


     The undersigned hereby consents to being named as a director-nominee in the Registration Statement on Form S-1 of Hypercom Corporation (the "Company") to be filed with the Securities and Exchange Commission and if elected agrees to serve as a director of the Company effective upon the closing of the initial public offering of the Company's Common Stock.




Dated:       8-21-97                            By: /s/ Peter J. Hart
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                                                Name: Peter J. Hart